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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement Nos. 333-86595, 333-65721, 333-40697, 333-34677, 33-65412, 33-97512, 33-65414,
and 33-88114, of Pacific Sunwear of California, Inc. on Form S-8 of our report dated March 8, 2002, appearing in the Annual Report on Form 10-K of Pacific Sunwear of California, Inc. for the year ended February 2, 2002.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 27, 2002